EXHIBIT 99.1

Zanett Announces Viisage Contract --
Whitbread Technology Practice to Provide Sarbox Compliance Services

New York, NY - September 27, 2005 - Whitbread Technology Partners (WTP), Zanett's (NASDAQ: ZANE) New England-based solutions practice announced today that it has been selected to provide implementation and related services for Viisage Inc. (NASDAQ: VISG).

"We are very excited to have been selected by Viisage to evaluate their General Computer Controls and assist with Sarbanes Oxley compliance," stated Jeff Dunford, Director of Consulting Services for WTP. "Over two years ago, WTP implemented an Oracle ERP system for Viisage and we are proud to continue to develop the relationship and provide additional services to them, a world class company in advanced technology identity solutions."

Steve Burke, Business Systems Manager for Viisage cites "WTP's ability to come in on time and within budget on the original ERP implementation as well as successfully incorporating Viisage's acquisitions into the existing Oracle production system" as the reason for the selection of WTP on their latest project.

About Zanett, Inc. (www.zanett.com)

Zanett is an information technology ("IT") company that provides customized, mission-critical IT solutions to Fortune 500 corporations, mid-market companies, and government. The Company operates in two segments: Commercial Solutions and Government Solutions. Collectively, the Company and its solutions practices are referred to as The IT Commonwealth (TM).

The Company's Commercial Solutions segment provides full lifecycle, high value, end-to-end business solutions including services to initiate, develop and implement e-business systems, application development, project management, business analysis, architecture design, package customization, testing and quality assurance and implementation management, implementation of ERP, supply chain management ("SCM") and customer relationship management ("CRM") systems, and voice and data communications network integration solutions that include the provision of hardware, peripheral equipment and telecommunications lines for voice and data communications networks as well as related security and design services.

The Government Solutions segment specializes in providing advanced software and satellite engineering services with domain area expertise in the realm of classified geospatial data exploitation and representation as well as IT infrastructure related to Homeland Defense and Homeland Security.

Zanett is headquartered in New York City and has offices in Boston, Cincinnati, Indianapolis, Denver and Orange County, California. Founded in 2000, Zanett is listed on the NASDAQ Small Cap Market under the symbol ZANE.

About Whitbread Technology Partners

Whitbread Technology Partners was founded in January 2000 to offer custom enterprise resource planning (ERP) and customer relationship management (CRM) solutions to customers using the Oracle E-Business Suite of software applications. As a practice within Zanett Commercial Solutions (ZCS), Whitbread's areas of expertise include; project management, business and functional application consulting, technology and application support including remote and internal managed services.

Contact:
Whitbread Consulting, Jeff Dunford
617-320-2892
jdunford@whitbreadtech.com

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. These statements involve, among other things, known and unknown risks, uncertainties and other factors that may cause Zanett, Inc.'s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Zanett, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Zanett, Inc.'s filings with the Securities and Exchange Commission.